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                                                                   EXHIBIT 10.12


                    SEPARATION AGREEMENT AND MUTUAL RELEASE

     This Separation Agreement and Mutual Release ("Agreement") is made by and between ViewStar Corporation (the "Company") and Stephen E. Recht ("Employee").

     In consideration of the mutual promises made herein, the Company and Employee (collectively referred to as "the Parties") hereby agree as follows:

     1.   Severance Pay.  The Company will pay Employee Twenty-five Thousand
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Dollars ($25,000.00) as severance pay, subject to normal withholding.  This payment will be deferred until the closing of an initial public offering of ViewStar securities or a sale of all or substantially all of ViewStar's assets, or a merger of ViewStar with or into another corporation, if as a result of the transaction ViewStar's shareholders before the transaction own less than fifty percent(50%) of the voting securities of the successor entity.

     2.   Exercise of Stock Options.  The Company acknowledges that on October
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31, 1995, Employee exercised options to purchase Seventy-four Thousand (74,000)
shares of ViewStar Common Stock. Employee's exercise was through delivery to the Company of a full recourse promissory note in the amount of Forty-four Thousand Four Hundred Dollars ($44,400.00), a copy of which is attached hereto as Exhibit A. This exercise was within thirty (30) days after Employee's employment terminated.

     3.   Legal Counsel.  Employee has received independent counsel and tax
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advice concerning the consequences of the foregoing actions.

     4.   Resignation.  Employee agreed to resign from his employment with the
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Company effective September 8, 1995, and continued as a consultant through
September 30, 1995.

     5.   Consideration.  The Company agreed to pay Employee the sum of
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Seventeen Thousand Two Hundred Fifty-one and 22/100 Dollars ($17,251.22).

     6.   Benefits.  The Company shall pay for continuation of Employee's
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current benefits coverage, including life insurance, medical/dental, and LTD, through September 30, 1995. Beginning November 1, 1995, and on an as-needed basis up to a period of six months, the Company will provide medical only coverage under the provisions of COBRA in the event that Employee is unable to obtain full health coverage with Employee's new employer. The Company will be reimbursed for COBRA coverage after April 30, 1996.

          Stock options shall continue vesting until September 30, 1995.

     7.   Confidential Information.  Employee shall continue to maintain the
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confidentiality of all confidential and proprietary information of the Company and shall continue to comply with the
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terms and conditions of the Proprietary Information/Employment Agreement between
Employee and the Company, attached hereto as Exhibit B and Exhibit C.

     8.   Non-solicitation.  Employee agrees not to hire or attempt, directly or
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indirectly, to recruit any ViewStar employees for a period of six (6) months after Employee's resignation form his employment with the Company.

     9.   Payment.  Employee acknowledges that he has been paid and is in
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receipt of Seventeen Thousand Two Hundred Fifty-one and 22/100 Dollars
($17,251.22) as of October 8, 1995, which represents all compensation due Employee, including but not limited to, salary, wages, accrued vacation, compensation, commissions, severance and any and all other benefits due to Employee. The sum consisted of:


     6 days notice 9/1/95 to 9/8/95 @ $557.69/day           $3,346.14
     Bonus based on 10% of 7/1/95 to 9/8/95 wages           $2,751.28
     10 Days Vacation @ $557.69/day                         $5,576.90
     10 Days Pay for Projects @ $557.69/day                 $5,576.90
                                                            ---------
                                                          $ 17,251.22


    10.   Release of Claims.  Employee agrees that the foregoing consideration
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represents settlement in full of all outstanding obligations owed to Employee by the Company. Employee, on behalf of himself, his heirs, executors, agents, administrators and assigns, hereby fully and forever releases the Company and its officers, directors, employees, investors, shareholders, predecessor and successor corporations, agents and assigns from, and agrees not to sue concerning, any claim, duty, obligation, or cause of action relating to any matters of any kind, whether presently known or unknown, suspected or unsuspected, that he may possess arising from any omissions, acts, or facts that have occurred up until and including the Effective Date of this Agreement (as defined in Paragraph 16 below), including without limitations:

          (a) any and all claims relating to or arising from Employee's employment relationship with the Company and the termination of that relationship;

          (b) any and all claims relating to or arising from Employee's right to purchase or actual purchase of shares of stock of the Company as of September 30, 1995;

          (c) any and all claims for wrongful discharge of employment; breach of contract, both express and implied; breach of a covenant of good faith and fair dealings, both express and implied; breach of a covenant of good faith and fair dealing, both express and implied; negligent or intentional infliction of emotional distress; negligent or intentional misrepresentation; negligent or intentional interference with contract or prospective economic advantage; and defamation;

          (d) any and all claims for violation of any federal, state or municipal statute, including but not limited to, Title VII of the Civil Rights Act of 1964, the Americans with

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Disabilities Act of 1991, the Age discrimination in Employment Act of 1967, the
Americans with Disabilities Act of 1990, the Fair Labor Standards Act, and the California Fair Employment and Housing Act; and

          (e) any and all claims arising out of any other laws and regulations relating to employment or employment discrimination.

     The Company and Employee agree that the release set forth in this section shall be and remain in effect in all respects as a complete general release as to the matters released. This release does not extend to any obligations incurred under this Agreement.

    11.   Acknowledgment of Waiver of Claims under ADEA.  Employee acknowledges
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that he is waiving and releasing any rights he may have under the Age
Discrimination in Employment Act of 1967 ("ADEA") and that this waiver and release is knowing and voluntary. Employee and the Company agree that this waiver and release does not apply to any rights that may arise under ADEA after the Effective Date of this Agreement. Employee acknowledges that the consideration given for this waiver and release is in addition to anything of value to which Employee was already entitled. Employee further acknowledges that he has been advised by this writing that:

          (a) he should consult with an attorney prior to executing this Agreement;

          (b) he has twenty-one (21) days within which to consider this Agreement;

          (c) he has at least seven (7) days following the execution of this Agreement by the Parties to revoke this Agreement; and

          (d) this Agreement shall not be effective until the revocation period has expired.

    12.   Civil Code Section 1542.  The Parties represent that they are not
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aware of any claim by either of them other than the claims that are released by this Agreement. Employee and the Company acknowledge that they have ben advised by legal counsel and are familiar with the provisions of California Civil Code
Section 1542, which provides as follows;

         A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS
         WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO
         EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE
         RELEASE, WHICH IF KNOWN BY HIM MUST HAVE
         MATERIALLY AFFECTED HIS SETTLEMENT WITH THE
         DEBTOR.

    13.   Entire Agreement.  This Agreement represents the entire agreement and
          ----------------
understanding between the Company and Employee concerning Employee's separation from the

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Company, and supersedes and replaces any and all prior agreements and understandings concerning Employee's relationship with the Company and his compensation by the Company.

    14.   No Oral Modification.  This Agreement may only be amended in writing
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signed by the Employee and the President of the Company.

    15.   Governing Law.  This Agreement shall be governed by the laws of the
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State of California.

    16.   Effective Date.  This Agreement is effective seven (7) days after it
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has been signed by both Parties.

    17.   Voluntary Execution of Agreement.  This Agreement is executed
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voluntarily and without any duress or undue influence on the part or behalf of the Parties hereto, with the full intent of releasing all claims. The Parties acknowledge that:

          (a)  they have read this Agreement;

          (b) they have been represented in the preparation, negotiation, and execution of this Agreement by legal counsel of their own choice or that they have voluntarily declined to seek such counsel;

          (c) they understand the terms and consequences of this Agreement and of the releases it contains; and

          (d) they are fully aware of the legal and binding effect of this Agreement.

     IN WITNESS WHEREOF, the Parties have executed this Agreement on the respective dates set forth below.


                                        VIEWSTAR CORPORATION


Dated: 10/31/95                         By: /s/ Robert I. Pender, Jr.
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                                        Its: CFO, VP Finance
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                                        STEPHEN E. RECHT, an individual

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Dated: 10/30/95                          /s/ Stephen E. Recht
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